Webcast Information for Limelight Networks, Inc.’s Analyst and Investor Day on Tuesday, September 24, 2019

SCOTTSDALE, Ariz. (BUSINESS WIRE) -- Limelight Networks, Inc. (Nasdaq:LLNW) will webcast its previously announced analyst and investor day on Tuesday, September 24, 2019. The audio cast of the live presentations will be available at http://investors.limelight.com and a replay will be available on the Company's website.
The webcast begins at 9:00 a.m. PDT until noon. Topics will include:

•	Limelight strategy to address the market opportunity

•	View into our long-term goals and related investments

•	Near-term objectives

If you would like an opportunity to interact with management in person and participate in a tour of our new global headquarters, please call or email Veronica Bracker to confirm a spot.

About Limelight

Limelight Networks Inc., (NASDAQ: LLNW) a leading provider of digital content delivery, video, cloud security, and edge computing services empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, visit www.limelight.com, follow us on Twitter, Facebook, and LinkedIn.
###
CONTACT:

Veronica Bracker, (602) 850-5778
veronica@llnw.com